Exhibit 99.4

2006 CORPORATE PROFILE

NASDAQ: STSA

Welcome to the Sterling Family:
Sterling Financial Corporation (NASDAQ: STSA) and Northern Empire Bancshares. (NASDAQ: NREB) announced today that they have signed a definitive agreement for the merger of Northern Empire Bancshares (Northern Empire) with and into Sterling Financial Corporation (Sterling). This combination extends Sterling’s leadership position in Western region community banking. The combination of these two businesses brings together complementary commercial and community banking services, augmented by a strengthened branch network, premier banking products and Hometown Helpful® services, this merger positions both companies for greater success, by building strength on strength, creating a much broader and more effective geographic footprint.
This is a defining moment for Sterling. Based upon financial data for Sterling and Northern Empire as of June 30, 2006, and assuming the completion of Sterling’s proposed acquisition of FirstBank NW Corp. (NASDAQ: FBNW), the financial data of which is as of June 30, 2006, the combined company will have approximately $11.2 billion in total assets, deposits of approximately $7.3 billion, loans of $7.8 billion and a market capitalization of $1.7 billion. Sterling will serve banking customers in five Western states, as well as an expanded mortgage lending capability in seven Western states.
Sterling has excelled in recent years in taking a strategic role in leading regional and national industry groups to help facilitate change in banking landscapes. Bill Zuppe was the Chairman of America’s Community Bankers in 2004. A large number of our officers and employees participate in or lead industry associations or volunteer in their local communities to give back and help shape the future of those communities. We are proud of their contributions that help make our industry and our communities better.
Our merger integration capabilities are the key to these projects, as well as our leadership in shaping our systems to deliver the products and services desired by our customers.
The successes we have enjoyed are ultimately built on the strength of our people. Sterling has over 2200 employees, and all of them are dedicated to “Hometown Helpful” service!
In the weeks ahead, you will hear much more about this exciting development for Sterling Financial Corporation and Northern Empire Bancshares. I appreciate your commitment and support as we take this new step towards becoming the Third Largest Community Bank in the West.
We are very pleased to welcome the employees, customers and investors of Northern Empire into the Sterling family.
Harold B. Gilkey
Chairman and Chief Executive Officer
Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
No matter what you’re looking for in a bank, Sterling offers The Perfect Fit®. We provide complete financial services for traditional customers, medium-sized customers and large commercial businesses. Regardless of your size, Sterling promises you the individual attention you deserve. We’ll even call you by name. It’s a warm personal approach you won’t find at other banks, one we call Hometown Helpful®.
No matter where you go in the Northwest, you’ll always find a nearby Sterling branch ready to serve you. Centrally headquartered in Spokane, Washington, Sterling has over 144 full-service branches throughout Washington, Idaho, Oregon and Montana.
Sterling products include everything from personal and business checking to high-yield investments. We have online banking for home and business. We provide all types of financing, including commercial real estate and residential construction loans. We also complement our services with three wholly-owned subsidiaries: Action Mortgage Company, INTERVEST-Mortgage Investment Company and Harbor Financial Services.
Best of all, throughout the Sterling family, you can count on superior service from hard-working people. We’re proud of our employees’ dedication and pride. We are committed to providing the advanced systems and training that help them give you the best service possible.
Just as Sterling invests in its employees, we also invest in the many communities where our customers live. Helping a worthwhile charity, supporting the arts or volunteering at local schools is all part of our being Hometown Helpful®.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is residential mortgage origination of single-family permanent loans and residential construction financing. Golf Savings Bank’s primary market area is the greater Puget Sound area of Washington State.
Action Mortgage Company provides residential and construction lending and provides mortgage banking services to Sterling Savings Bank and Golf Savings Bank and their customers. It originates residential, permanent and construction-related loans through Sterling’s branches and the Action offices located throughout the Western region.
Harbor Financial Services, Inc. provides a wide array of investment products, including mutual funds, tax-deferred fixed and variable annuities, tax-free and corporate bonds, individual and business retirement plans and life insurance services to clients through regional registered representatives located throughout the Western region.
INTERVEST-Mortgage Investment Company provides multifamily and commercial real estate lending through its offices in Spokane, Washington and throughout the Western region.

PENDING TRANSACTIONS:
On June 5, 2006 Sterling Financial Corporation (NASDAQ: STSA) and FirstBank NW Corp. (NASDAQ: FBNW) announced that they had signed a definitive agreement for the merger of FirstBank NW Corp. (FirstBank) with and into Sterling Financial Corporation (Sterling). This combination strengthens Sterling’s leadership position in Pacific Northwest regional community banking.
The transaction, which is valued at approximately $169.6 million, is expected to close in the fourth quarter of 2006 (pending FirstBank shareholder and regulatory approval and other customary closing conditions). The transaction is expected to be accretive to Sterling’s earnings per share in 2007. Cost savings benefits will be derived primarily from consolidations of back office operations and other related operating expenses. Sterling expects to consolidate branches in appropriate locations. These planned consolidations will avoid staff reductions and Sterling will endeavor to ensure continuity of production staff in these communities.
Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, each share of FirstBank common stock will be converted into the right to receive 0.7890 shares of Sterling common stock and $2.55 in cash, subject to certain conditions. Based upon Sterling’s closing price on June 2, 2006 of $31.19 per share, the consideration is equivalent to $27.16 per share of FirstBank common stock.
ABOUT FIRSTBANK NW CORP
FirstBank NW Corp. is a savings and loan holding company for FirstBank Northwest, which offers various banking services in Washington, Idaho and Oregon. FirstBank’s deposit instruments include NOW, money market deposit and regular savings accounts; treasury, taxes and loans accounts for local businesses; certificates of deposit; retirement savings plans; and securities sold under agreements to repurchase. FirstBank also originates residential mortgage, commercial, agricultural real estate, construction, consumer, home equity, auto dealer and other non real estate loans. In addition, it invests in mortgage-backed and investment securities. Currently, FirstBank operates eight depository offices in Idaho, three in Washington and nine in Oregon. It also operates six real estate loan production centers and five commercial and agricultural production centers. FirstBank NW Corp., formerly known as FirstBank Corp., was founded in 1920 and is based in Clarkston, Washington.
(STSA — NREB)

Pro Forma Branch Map

Sterling/FirstBank
Northern Empire
Action
Golf
Interwest
Yakima
Nampa
Idaho Falls
Pocatello
Casper
Logan
Ogden
Bountiful
Sandy
Orem
Provo
Redding
Chico
Reno
Sparks
Roseville
Folsom
Davis
Lodi
Turlock
Pacifica
Cupertino
Merced
Madera
Saint George
Farmington
Grand Junction
84
115
90
94
86
80
70
15
0
250mi
Copyright (C) 2006 SNL Financial LC. All rights reserved

Note:
Map does not show Interwest locations in Scottsdale, AZ or Lakewood, CO.
Map does not show Northern Empire LPO in Phoenix, AZ.

Since Sterling’s inception in 1983, the words Hometown Helpful® have provided direction and context for everything that we do. It is our creed. It is a part of our mission. It is our most valuable asset. It is the foundation for the growth and the momentum we are gaining.
Hometown Helpful® is five guiding principles that are relevant and tangible forces in the lives of every Sterling employee. These principles run from the executive management team through the branch teller lines, to the bankers in the field, and to the operations support teams providing customer solutions behind the scenes.
Never Mistake Customers for Accounts
We think it is obvious, and it has certainly been integral to our longevity; smart companies take care of their customers. For us, that means more than cashing checks for our customers. This means treating our customers like we would want to be treated when we are customers. It is remembering names and answering phone calls. It is the realization that every relationship is interdependent. We succeed when one customer succeeds. Our commitment to providing Hometown Helpful® service has been one our wisest investments.
Open More Than Just Accounts; Open Doors
What people want from a bank isn’t just money. In truth, they simply desire recognition of who they are and the plans they have made. It might be owning that very first car which leads to the freedom of adulthood. Saving to give our children and grandchildren the things we never had. Moving into a bigger home to affirm the love and pride of one’s family. Owning a business that says, “I am a success.” Or operating a small corporation that provides employment opportunities and contributes to community growth. There is a big difference between dollars and dreams. So, too, between other banks and us.
Measure Your Day in Results, Not Hours
Sterling has built two decades of success on the talent and commitment of people who believe in what they do. We have always said that profits start with people. For Sterling that means hiring qualified, creative employees and challenging them to solve problems and work smarter in every facet of our business. Most of our employees live in the communities they serve, so they have a real understanding of how important our services are to their neighbors, to local business and area industries. We think that motivates them to dig a little deeper, work a little harder and contribute to our mission in ways that are gratifying to them and good for Sterling’s bottom line.
Remember That Sales And Service Are Not The Same Thing
Today, bank customers have unprecedented choices, knowledge and power. They expect more from their bank, and if they don’t get it, they will move their accounts. Consequently, the banks that will prosper will provide products and services that go well beyond traditional bank certificates of deposit, checking, and savings accounts. On the other hand, today’s families and businesses alike want timesaving conveniences. Thus, the opportunities for Sterling, where we have combined “high-touch personalized service” not readily found at the other banks, incorporated technology and stream lined back office operations, which has resulted in better customer products, improved efficiencies — but not at the expense of providing service to our clients and customers, have never been greater. At Sterling, our philosophy is that technology should always enhance — not replace — personal service.
Smile and Do What’s Right
We believe that if you build a strong community, you build a better bank. With a banking presence in four Pacific Northwest states, it is safe to say we know the region, its people and its communities. But while our size does give us strength, what truly sets us apart is our community bank philosophy. Each Sterling location functions as a true community bank, with hometown bankers making local banking decisions based on an understanding of what is needed in their community — what best serves their community.
Improving lives in the communities we serve is what Sterling is all about. We do believe we do make a difference in the lives and work of the people and communities that we serve. We support and participate in activities that address many human needs; serving as board members for non-profits, building local parks, teaching Junior Achievement — even rocking babies at a nursery. If rolling up our sleeves can make a difference, we’re ready to volunteer. It’s just our way of being Hometown Helpful®.

STSA FINANCIAL HIGHLIGHTS

	6 Months Ended		Year Ended
	June 30,	June 30,	Dec 31,
PERFORMANCE RATIOS	2006	2005	2005

Return on average equity	12.6%	13.5%	12.4%
Return on average tangible equity	16.9%	18.6%	16.9%
Return on average assets	0.83%	0.92%	0.87%
Net interest margin	3.27%	3.24%	3.28%

BALANCE SHEET
(dollar amounts in thousands)
Total Assets	$8,044,338	$6,743,812	$7,558,928
Net Loans	5,510,188	4,181,265	4,885,916
Total Deposits	5,337,791	4,200,196	4,806,301
Shareholders’ Equity	514,142	503,487	506,685

INCOME STATEMENT	June 30,	June 30,	Dec 31,
(in thousands, except per share data)	2006	2005	2005

Interest Income	$242,899	$187,122	$387,811
Interest Expense	(122,894)	(80,490)	(171,276)

Net Interest Income	120,005	106,632	216,535
Provision for loan losses	(9,300)	(7,150)	(15,200)

Net int. income after provision	110,705	99,482	201,335
Other Income	28,047	30,044	59,569
Operating Expenses	(91,229)	(81,249)	(170,281)

Income before income taxes	47,523	48,277	90,623
Income tax provision	(15,176)	(16,378)	(29,404)

Net income	$32,347	$31,899	$61,219

Earnings per share basic	$0.92	$0.92	$1.77
Earnings per share diluted	$0.92	$0.91	$1.75

Weighted average basic shares	35,012,510	34,541,705	34,633,952
Weighted average diluted shares	35,326,837	35,000,243	35,035,029

VALUATION RATIOS
Book value / share	$14.65	$14.54	$14.54
Tangible book value / share	$10.97	$10.75	$10.80
Price / Earnings	15.9x	13.6x	14.2x
STSA stand-alone financial highlights. Does not include LFG, FBNW or NREB.

RECENT NEWS
2006
January — Sterling implemented a Dividend Reinvestment and Direct Stock Purchase Plan to be administered by its transfer agent, American Stock Transfer & Trust Company.
February — Sterling announced a definitive agreement to acquire Lynnwood Financial Group, Inc. and its subsidiary, Golf Savings Bank.
February — Sterling announced a quarterly cash dividend of $0.06 per share. The dividend is payable on April 13, 2006 to shareholders of record on March 31, 2006.
April — Sterling announced a quarterly cash dividend of $0.065 per share. The dividend is payable on July 14, 2006 to shareholders of record on June 30, 2006.
June — Sterling announced that a wholly-owned subsidiary had completed the issuance of $55 million of trust preferred securities.
June — Sterling announced that Lynnwood’s shareholders approved the proposed merger with Sterling at a special meeting of shareholders held Wednesday, June 14, 2006.
June — Sterling announced that NASDAQ has selected Sterling to be included in the NASDAQ Global Select Market, a new listing tier for the shares of publicly traded companies.
July — Sterling announced a quarterly cash dividend of $0.07 per share. The dividend is payable on October 13, 2006 to shareholders of record on September 29, 2006.
July — Sterling announced the completion of its merger with Lynnwood Financial Group, Inc.
July — Sterling filed a shelf registration statement with the SEC. The registration statement allows Sterling to offer up to $100 million in common or preferred stock from time to time.
August — Sterling announced that INTERVEST-Mortgage Investment Company, a wholly owned subsidiary of Sterling Savings Bank, acquired the servicing portfolio and other assets of Mason-McDuffie Financial Corporation, a widely respected mortgage banking operation in Northern California.
ANALYST COVERAGE
D.A. Davidson & Company
FTN Midwest Research Securities Corp.
Howe Barnes Hoefer & Arnett, Inc.
Keefe, Bruyette & Woods, Inc.
Punk, Ziegel & Company
Sandler O’Neill & Partners
5-YEAR STOCK PRICE PERFORMANCE
Source: www.msn.com
SHAREHOLDER SERVICES
Sterling Financial Corporation
111 North Wall Street
Spokane, WA 992101
Phone: 509-227-5389
Fax: 509-624-6233
www.sterlingfinancialcorporation-spokane.com
Stock Transfer Agent and Registrar
American Stock Transfer & Trust Company
Phone: 800-676-0791
www.amstock.com

Additional Information and Where to Find It
Sterling intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Sterling and Northern Empire each expect to mail a proxy statement/prospectus to its respective security holders, containing information about the transaction. Investors and security holders of Sterling and Northern Empire are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, Northern Empire and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of Sterling and Northern Empire, Sterling and Northern Empire file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, documents filed with the SEC by Sterling can be obtained, without charge, by directing a request to Sterling Financial Corporation, 111 North Wall Street, Spokane, Washington 99201, Attn: Investor Relations, telephone (509) 227-5389 or on Sterling’s website at www.sterlingfinancialcorporation-spokane.com. The documents filed by Northern Empire may also be obtained by requesting them in writing at Northern Empire Bancshares, 801 Fourth Street, Santa Rosa, CA 95404 or by telephone at (707) 591-9000. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Northern Empire on its website at www.snbank.com.
Sterling, Northern Empire and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Northern Empire with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2006 annual meeting of shareholders field with the Securities and Exchange Commission on March 24, 2006. Information regarding Northern Empire’s officers and directors is included in Northern Empire’s proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on April 13, 2006. A description of the interests of the directors and executive officers of Sterling and Northern Empire in the merger will be set forth in Sterling and Northern Empire’s proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

Corporate Headquarters
111 North Wall Street
Spokane, WA 99201
(509) 458-2711